UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

WideOpenWest, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was made available on WOW!’s internal Intranet page, “The Gig,” on September 25, 2025.

A conversation with Jonathan Friesel, Senior Managing Director and Head of Fiber, at DigitalBridge and Brian Cassidy, President and Head of Media, at Crestview Partners:

Q. What are the benefits for the company going private versus public? How will this benefit frontline employees?

A. Going private allows us to focus on building a stronger company over the long term rather than managing quarter-to-quarter stock market pressures. This means we can prioritize growth, customer experience, and network modernization.

Expanding fiber and rolling out DOCSIS 4.0 will require more technicians, network engineers, and skilled managers – opening real opportunities for career advancement. At the same time, we’re updating internal tools to make it easier to serve customers and deliver outstanding experiences, whether in the field or in customer service.

Together, these efforts will position the company to compete more effectively and return to growth.

Q. After the deal closes and DigitalBridge and Crestview take over, is it possible that parts of WOW! could be sold to other companies?

A. Our focus is on growth. In this industry, value is driven by scale, network quality, and customer service. DigitalBridge and Crestview’s plan is to invest significantly in the business – expanding fiber, upgrading networks, improving systems, and growing our customer base. Like any responsible owner, we will continue to evaluate opportunities that best support long-term performance, including acquisitions that can provide additional scale.

Q. The emails and news releases so far make it clear that our pay and benefits will remain mostly the same for 12 months after the deal closes. After that, could we experience pay cuts and layoffs?

A. We do not intend to implement across-the-board pay cuts. Our strategy is to compete for both talent and growth, which requires staying market-competitive on wages and benefits. Our confidence in this business is grounded in expanding fiber and upgrading networks – work that calls for more skilled people, not fewer.

As with any business, roles and structures may evolve over time to meet changing conditions and better serve our customers. If changes become necessary, we are committed to communicating early, clearly, and transparently.

Q. Can we expect to rebrand?

A. Our focus is on investing in the business and growing our customer base while strengthening WOW! as a brand that customers recognize, trust, and enjoy doing business with. Any brand refreshes will be thoughtful, guided by customer feedback and data, and we will keep teams informed well in advance of any changes.

Q. Can you elaborate on the new technologies and network upgrades that you each mentioned in your quotes in the news release announcing the acquisition?

A. Alongside our fiber build, we plan to upgrade a large portion of the network to DOCSIS 4.0. Together with the planned discontinuation of legacy video services, this will enable greater bandwidth and deliver fiber-like performance across the legacy network.

Q. What are DigitalBridge and Crestview’s plans for our Greenfield Expansion and our goal of rolling out 400K homes passed with FTTH?

We are committed to stewarding WOW!’s network expansion through both Greenfield and Edge-out FTTH build-outs, with new homes passed remaining a core strategic priority.

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The following communication was also made available on WOW!’s internal Intranet page, “The Gig,” on September 25, 2025.

All-employee Q & A

Q. What are the benefits to WOW! and WOW! employees, to go from a public company to a private one?

A. There are several benefits to going private and rest assured, the special committee of our board of directors would not have recommended this acquisition if it believed it wasn’t the right move for WOW! and its unaffiliated stockholders, including its employees. This transaction positions WOW!, including its employees, for an exciting next chapter as we continue our story of growth. It deepens our commitment to providing reliable, accessible and fast fiber and broadband solutions that benefit our customers and the teams at DigitalBridge and Crestview are committed to working with us to ensure a smooth transition.

Q. What are the steps we need to take to get the merger closed? How long is that likely to take?

A. There are several steps that need to be taken before we can close so we don’t have a date for the closing. Right now, we believe it will be by the end of the year or during the first quarter of 2026. Before we close, our next steps involve working to satisfy customary conditions for the closing of the transaction, including FCC approval, a stockholder vote and obtaining all required regulatory approvals. Details regarding the process are available in WOW!’s preliminary proxy statement that was filed on Sept. 17.

Q. What does the new financing deal announced along with earnings and the merger agreement mean for WOW!?

A. This deal positions WOW! to further our Greenfield plans and invest in our legacy business when the merger closes. If the merger does not close and WOW! continues as a public company, it gives us more time to complete our own financing deal than our previous term.

Q. Can employees trade their WOW! shares if the price goes above the $5.20 deal price before the close of the acquisition?

A. Vested stock is yours to do with as you like. You fully own any vested stock and can sell it according to normal selling rules and parameters, including normal rules and parameters around material non-public information and compliance with our trading policies.

Q. Will employees who have annual long-term equity grants receive any equity from DigitalBridge/Crestview?

A. An email was sent to all employees on August 15 outlining how WOW! stock and long-term incentive awards will be treated. Please refer to that email for details specific to you and your job title, or send me an email.

In general, you will be entitled to receive a cash payment for all vested equity awards (including shares held outright) after closing based on the acquisition price of $5.20 per share.

For restricted share awards, assuming the closing occurs on or before February 12, 2026 (i.e., the date that is six months and one day after the date of the signing of the merger agreement), then:

Unvested restricted share awards granted in 2023 and 2024 that would have vested on or before April 30, 2026, will immediately vest and you will receive a cash payment in respect of those awards based on the acquisition price shortly after the close date of the deal.

All other unvested restricted share awards (including all restricted share awards granted in calendar year 2025) will convert into cash awards based on the acquisition price and vest and be paid according to the vesting schedule applicable to the restricted shares prior to the close date, subject to your continued employment through each applicable vesting date (unless you experience an earlier qualifying termination of employment).

The email contains details regarding how your long-term incentive awards will be treated if closing does not occur on or before February 12, 2026.

Q. Will our medical insurance remain with WOW! or will it be under the DigitalBridge/Crestview umbrella? What about vacation/personal days/sick and holiday time?

A. At this time, there are no changes to benefits or compensation. Until the transaction closes, which we believe will be by the end of the year or in the first quarter of 2026, we are business-as-usual for WOW! benefits. We’re planning to proceed as always with our open enrollment period in November. Medical, dental, vision, short- and long- term disability, 401K, and all other ancillary benefits will remain substantially comparable for 12 months after the deal close date.

Q. Will our severance plan change with the close of the acquisition?

A. If your employment is terminated without cause within 12 months after the deal close date, you will receive a severance package based on your job title, details of which will be provided at a later date.

Q. How optimistic is the WOW! leadership team regarding the long-term growth and future of WOW!?

A. Leaders are extremely optimistic and excited to be at WOW!.  The company is well positioned with our market expansions in both Greenfield, Edge-outs and commercial as well as with our reliable and high-speed legacy business with our loyal customers.

The acquisition, should it be approved, further puts us in a good position to continue our plan to grow. Our people are key to our success since we provide great service and products to our customers.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the proposed acquisition of WOW! by funds affiliated with DigitalBridge Investments and Crestview Partners (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue,” “likely,” “target” or similar expressions or the negative of these terms  or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against DigitalBridge, Crestview, WOW! or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction, including the diversion of management’s attention from WOW!’s ongoing business operations, will harm WOW!’s business, including current plans and operations; (iv) the ability of WOW! to retain and hire key personnel in light of the Transaction; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect WOW!’s financial performance; (vii) certain restrictions during the pendency of the Transaction that may impact WOW!’s ability to pursue certain business opportunities or strategic transactions; (viii) significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring WOW! to pay a termination fee or other expenses; (x) the risk that WOW!’s stock price may decline significantly if the Transaction is not consummated; (xi) the risks and uncertainties pertaining to WOW!’s business, including those set forth in Part I, Item 1A of WOW!’s most recent Annual Report on Form 10-K and Part II, Item 1A of WOW!’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by WOW! with the U.S. Securities and Exchange Commission (“SEC”); and (xii) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on WOW!’s financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, WOW! cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by WOW!, its directors, officers or employees or any other person that WOW! will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and WOW! does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Important Additional Information and Where to Find It

In connection with the Transaction, WOW! has filed and will file relevant materials with the SEC, including WOW!’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed on September 17, 2025 and the definitive version of which will be sent or provided to Company stockholders. WOW!, affiliates of WOW! and affiliates of each of DigitalBridge and Crestview jointly filed with the SEC on September 17, 2025 a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). WOW! may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which WOW! may file with the SEC. Promptly after filing its definitive proxy statement with the SEC, WOW! will mail or provide the definitive proxy statement, the Schedule 13E-3 and a proxy card to each WOW! stockholder entitled to vote at the meeting relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, Schedule 13E-3 and other documents that are filed or will be filed with the SEC by WOW! through the website maintained by the SEC at www.sec.gov, WOW!’s website at www.wowway.com. The Transaction will be implemented solely pursuant to the Agreement and Plan of Merger dated as of August 11, 2025, among WOW!, Bandit Parent, LP and Bandit Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

WOW! and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of WOW! in connection with the Transaction. Information regarding WOW!’s directors and executive officers is contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 27, 2025 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025, and will be contained in the proxy statement to be filed by WOW! in connection with the Transaction. Any change of the holdings of WOW!’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: Form 4, filed by Crestview Partners III GP, L.P. on April 2, 2025; Form 4, filed by Gunjan Bhow on April 3, 2025; Form 4, filed by Jill Bright on April 3, 2025; Form 4, filed by Phil Seskin on April 3, 2025; Form 4, filed by Crestview Partners III GP, L.P. on May 9, 2025; Form 4, filed by Crestview Partners III GP, L.P on May 12, 2025; Form 4, filed by Gunjan Bhow on May 12, 2025; Form 4, filed by Phil Seskin on May 12, 2025; Form 4, filed by Jill Bright on May 12, 2025; Form 4, filed by Jeffrey Marcus on May 12, 2025; Form 4, filed by Jose Segrera on May 12, 2025; Form 4, filed by Crestview Partners III GP, L.P. on July 2, 2025; Form 4, filed by Phil Seskin on July 3, 2025; Form 4, filed by Gunjan Bhow on July 3, 2025; Form 4, filed by Jill Bright on July 3, 2025; Form 4, filed by Teresa Elder, on September 3, 2025; and Form 4/A, filed by Teresa Elder, on September 3, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, WOW!’s website at www.wowway.com or by contacting WOW!’s Investor Relations Team at andrew.posen@wowinc.com.